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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    ---------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                    ---------
                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

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
             New York                                                        13-5375195
     (State of Incorporation                                             (I.R.S. Employer
   if not a U.S. national bank)                                         Identification no.)

  One State Street, New York, New York                                         10004
(Address of principal executive offices)                                     (Zip code)


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                    Terence Rawlins, Assistant Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                              AGRILINK FOODS, INC.
               (Exact name of obligor as specified in its charter)

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
          New York                                                           62-1412720
(State or other jurisdiction of                                           (I.R.S. Employer
 incorporation or organization)                                          Identification No.)

                                      and its Guarantors

Pro-Fac Cooperative, Inc.             New York                               16-6036816
Kennedy Endeavors, Incorporated       Washington                             91-1350382
Linden Oaks Corporation               Delaware                               52-2043917
(Exact name of obligor                (State or other jurisdiction of     (I.R.S. Employer
as specified in its charter)          incorporation or organization)     Identification No.)

      90 Linden Oaks                                                             14602
      Rochester, NY                                                           (Zip code)
(Address of principal executive office)

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                   11-7/8% Senior Subordinated Notes due 2008
                         (Title of Indenture Securities)



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
Item 1.        General information

                         Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                             New York State Banking
                             Department, Two Rector
                             Street, New York, New York

                             Federal Deposit Insurance
                             Corporation, Washington, D.C.

                             Federal Reserve Bank of New
                             York Second District,
                             33 Liberty Street, New York, New York

               (b) Whether it is authorized to exercise corporate trust powers.

                                              Yes

Item 2.        Affiliations with the Obligors.

                      If the obligors are an affiliate of the trustee, describe each such affiliation.

                      The obligors are not an affiliate of the trustee.


Item 13.              Defaults by the Obligors.


               (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                             None
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
               (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                             None
                      List of exhibits.

                      List below all exhibits filed as part of this statement of eligibility.

        *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

        *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

        *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission
                      File No. 22-19146).

        *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5.           Not Applicable

         6. The consent of United States institutional trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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*       The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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



                                         NOTE
                                         ----

        In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

        Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

        Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

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





                                    SIGNATURE
                                    ---------

               Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of December, 1998.


                            IBJ SCHRODER BANK & TRUST COMPANY



                             By: /s/ TERENCE RAWLINS
                                 --------------------------
                                     Terence Rawlins
                                     Assistant Vice President

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                                    EXHIBIT 6

                               CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Agrilink Foods, Inc., of its 11 7/8% Senior Subordinated Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                             IBJ SCHRODER BANK & TRUST COMPANY



                             By:    TERENCE RAWLINS
                                 -------------------------
                                     Terence Rawlins
                                Assistant Vice President


Dated: December 22, 1998


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                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                         Report as of September 30, 1998


                                                                                                             Dollar Amounts
                                                                                                               in Thousands
                                                                                                               ------------

                                  ASSETS
                                  ------

1.  Cash and balance due from depository institutions:
    a.   Non-interest-bearing balances and currency and coin   ...................................................$    42,702
    b.   Interest-bearing balances................................................................................$    13,444

2.  Securities:
    a.   Held-to-maturity securities..............................................................................$   191,921
    b.   Available-for-sale securities............................................................................$   118,931

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

    Federal Funds sold and Securities purchased under agreements to resell........................................$    79,838

4.  Loans and lease financing receivables:
    a.   Loans and leases, net of unearned income................................................$   1,938,005
    b.   LESS: Allowance for loan and lease losses...............................................$      63,361
    c.   LESS: Allocated transfer risk reserve...................................................$         -0-
    d.   Loans and leases, net of unearned income, allowance, and reserve.........................................$ 1,874,644

5.  Trading assets held in trading accounts.......................................................................$       462

6.  Premises and fixed assets (including capitalized leases)......................................................$     1,922

7.  Other real estate owned.......................................................................................$       819

8.  Investments in unconsolidated subsidiaries and associated companies...........................................$        -0-

9.  Customers' liability to this bank on acceptances outstanding..................................................$       371

10. Intangible assets.............................................................................................$    11,167

11. Other assets..................................................................................................$    68,097

12. TOTAL ASSETS..................................................................................................$ 2,404,318

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                                   LIABILITIES
                                   -----------



13. Deposits:
    a.   In domestic offices......................................................................................$   682,904

    (1)  Noninterest-bearing ....................................................................$     135,253
    (2)  Interest-bearing........................................................................$     547,651

    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs............................................$ 1,154,887

    (1)  Noninterest-bearing.....................................................................$      17,024
    (2)  Interest-bearing........................................................................$   1,137,863

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased and Securities sold under agreements to repurchase....................................$    91,000

15. a.   Demand notes issued to the U.S. Treasury.................................................................$    12,693

    b.   Trading Liabilities......................................................................................$       239

16. Other borrowed money:
    a.   With a remaining maturity of one year or less............................................................$    31,002
    b.   With a remaining maturity of more than one year..........................................................$     1,375
    c.   With a remaining maturity of more than three years.......................................................$     1,550

17. Not applicable.

18. Bank's liability on acceptances executed and outstanding......................................................$       371

19. Subordinated notes and debentures.............................................................................$   100,000

20. Other liabilities.............................................................................................$    76,658

21. TOTAL LIABILITIES.............................................................................................$ 2,152,679

22. Limited-life preferred stock and related surplus..............................................................$       N/A



                                 EQUITY CAPITAL

23. Perpetual preferred stock and related surplus.................................................................$        -0-

24. Common stock..................................................................................................$    29,649

25. Surplus (exclude all surplus related to preferred stock)......................................................$   217,008

26. a.   Undivided profits and capital reserves...................................................................$     4,112

    b.   Net unrealized gains (losses) on available-for-sale securities...........................................$       870

27. Cumulative foreign currency translation adjustments...........................................................$        -0-

28. TOTAL EQUITY CAPITAL..........................................................................................$   251,639

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